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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) DECEMBER 30, 1997
                                                        -----------------

                               GALILEO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                              04-2526583
(State or other jurisdiction of                                  (I.R.S.Employer
incorporation or organization)                               Identification No.)

                                                                         0-11309
                                                        (Commission File Number)

GALILEO PARK, P. O. BOX 550, STURBRIDGE, MASSACHUSETTS                     01566
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number including area code                 (508) 347-9191


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.   OTHER EVENTS

          On December 30, 1997, Galileo Corporation signed a definitive agreement to acquire OFC Corporation, a privately held company, based in Natick, Massachusetts. Galileo will acquire all of the outstanding shares of OFC for approximately $6 million in cash and 1.15 million of shares of Galileo common stock. The number of shares issued may be adjusted if the average closing price of Galileo common stock is less than $9.70 or exceeds $14.55 for a defined period prior to the closing. The agreement is subject to customary closing conditions and is expected to be completed in early 1998.


Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          c)   Exhibits

               2.1 Agreement and Plan of Merger dated as of December 30, 1997, among Galileo Corporation, OFC Acquisition Corporation, OFC Corporation and the Principal Stockholders of OFC Corporation. The schedules referred to in the Agreement are omitted and will be furnished supplementally to the Commission upon request.

               99.1 Press Release dated January 5, 1998.



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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GALILEO CORPORATION

Date:  January 5, 1998                By: /s/ Josef W. Rokus
                                          --------------------------------------
                                          Josef W. Rokus
                                          Vice President, Corporate Development
                                           and Secretary




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                                  EXHIBIT INDEX


EXHIBIT NO.
-----------

    2.1          Agreement and Plan of Merger dated as of December 30, 1997.

   99.1          Press Release dated January 5, 1998.



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